UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

Genesis Fluid Solutions Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-148346	98-0531496
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6660 Delmonico Drive Suite 242-D Colorado Springs, CO	80919
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 359-5215

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Shares of Equity Securities

On November 19, 2009, Genesis Fluid Solutions Holdings, Inc. accepted subscriptions for a total of 22.9 units in a private placement, consisting of an aggregate of 632,500 shares of the our common stock and warrants to purchase an aggregate of 286,250 shares of common stock at an exercise price of $2.00 per share, for a per unit purchase price of $25,000. We received net proceeds from such closing of the private placement of $372,500, which does not include the $200,000 of bridge notes that were converted in the private placement. The offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The securities sold in the offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 8.01	Other Events

On November 20, 2009, Genesis Fluid Solutions Holdings, Inc. (the “Company”) issued a press release announcing that it had completed a merger transaction, closed on a financing and will begin trading under a new symbol (GSFL) on November 23, 2009. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement (1)
10.2	Form of Investor Warrant (1)
10.3	Form of Registration Rights Agreement (1)
99.1	Press Release dated November 20, 2009

(1)	Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2009

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
By:	/s/ Carol Shobrook

Name: Title:	Carol Shobrook Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement (1)
10.2	Form of Investor Warrant (1)
10.3	Form of Registration Rights Agreement (1)
99.1	Press Release dated November 20, 2009

(1)	Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on November 5, 2009.